Exhibit 10.12

Execution Copy

Agreement

This Agreement effective as of the 9th day of March 2005 (the “Effective Date”) is entered into by and between Keryx Biopharmaceuticals, Inc., a Delaware corporation having an office at 750 Lexington Avenue, 26th Floor, New York, NY 10022 (“Keryx”), Procept, Inc., a Delaware Corporation having an office at 10 East 53rd Street, 33rd Floor, New York, NY 10022 (“Procept”), and the United States Public Health Service, an agency of the United States Government, having an address at Office of Technology Transfer, National Institute of Health, 6011 Executive Boulevard, Suite 325, Rockville, MA 20852-2804 (“PHS”). Each of Keryx, Procept and PHS shall be referred to as a Party and collectively as the Parties.

WHEREAS, Procept and the Penn State Research Foundation (PSRF) are parties to a license agreement dated February 6, 1998 as amended (the “License Agreement”) relating to patent rights associated with 06-Benzylguanine and/or its derivatives (the “Patent Rights”);

WHEREAS, Procept has sub-licensed to AOI Pharmaceuticals, Inc. (“AOIP”) its rights to the Patent Rights under the License Agreement pursuant to a Sublicense Agreement executed on or about October 13, 2000, as amended (the “Sublicense Agreement”);

WHEREAS, as a result of the acquisition of AOIP by Keryx, AOIP has become a wholly-owned subsidiary of Keryx;

WHEREAS, PSRF and PHS entered into Interinstitutional Agreements executed January 29, 2002 (the “Interinstitutional Agreements”) pursuant to which PHS has exclusive licensing rights associated with the Patent Rights;

WHEREAS, the University of Chicago and PHS entered into Interinstitutional Agreement effective February 28, 2002 (the “Interinstitutional Agreements”) pursuant to which PHS has exclusive licensing rights associated with the Patent Rights;

WHEREAS, such Interinstitutional Agreements superseded and terminated the License Agreement, but not the Sublicense Agreement; and Procept and PHS have executed a new exclusive patent license agreement dated February 28, 2002 regarding the Patent Rights, as amended (the “Revised License Agreement”);

WHEREAS, Keryx desires to purchase and assume from Procept and Procept has agreed to sell and assign to Keryx all of Procept’s rights, interests and obligations under the Revised License Agreement, which constitutes substantially the entire business of Procept relating to the operations which concern the Revised License Agreement; and

WHEREAS, in order to effectuate such Assignment, pursuant to Section 14.07 of the Revised License Agreement, Procept is obligated to pay PHS the sum of seventeen thousand five hundred dollars ($17,500).

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Procept hereby assigns to Keryx all of its rights and interests under the Revised License Agreement, and Keryx hereby assumes all of the obligations of Procept under the Revised License Agreement (whether such obligations accrued prior to or after the date of this Agreement); provided, however, such assignment and assumption shall become effective upon the receipt by Procept of the First Installment.  Procept, PHS and Keryx agree to take all reasonable steps necessary to effectuate and perfect the actions set forth in this Paragraph.

2.                                       Procept represents and warrants to Keryx that (i) the rights and interest conveyed hereunder are free and clear from any liens or encumbrances of any nature created by Procept and, to the knowledge of Procept, are free from any requirement of any past payments, charges, fees or conditions, rights or restrictions, (ii) Procept is not a party to any pending claim, litigation or proceeding contesting the rights and interests conveyed hereunder nor, to the knowledge of Procept, is any such claim threatened against Procept, and (iii) Procept has not sold, assigned, conveyed, transferred  or delivered to any third party, and, to the knowledge of Procept, no person or entity has any licenses or other rights under the Revised License Agreement.  Keryx represents and warrants to Procept that AOIP has performed and discharged all of its obligations under the Sublicense Agreement.

3.                                       Procept agrees to indemnify and hold Keryx, its directors, officers, employees and agents harmless from and against any claims, liabilities, damages and expenses in connection therewith (including reasonable attorney fees, costs and other expenses of litigation) resulting from material misrepresentation or material breach of a warranty by Procept under this Agreement.  Keryx agrees to indemnify and hold Procept, its directors, officers, employees and agents harmless from and against any claims, liabilities, damages and expenses in connection therewith (including reasonable attorney fees, costs and other expenses of litigation) resulting from any failure of AOIP to perform and discharge its obligations under the Sublicense Agreement.

4.                                       The Parties hereby agree that for purposes of the Revised License Agreement, AOIP shall be deemed a third party sublicensee under the Sublicense Agreement and not an Affiliate of Keryx, with the effect among other things, that all amounts (including milestones and royalties) owed or to be owed by Procept under the Revised License Agreement currently applicable to Procept as a result of the Sublicense Agreement shall remain unchanged by the assignment, except that they shall become the responsibility of Keryx, irrespective of the affiliated relationship between Keryx and AOIP.  Following this assignment, for all purposes of the Sublicense Agreement, any reference to Procept shall be deemed a reference to Keryx.  The parties acknowledge and agree that the Sublicense Agreement shall survive this assignment.

5.                                       As full consideration for the agreements set forth herein, Keryx agrees to pay Procept a total consideration of one hundred fifty eight thousand seven hundred and fifty dollars ($158,750), payable in two installments, a first installment of eighty three thousand seven hundred fifty dollars ($83,750) (the “First Installment”), and a second installment of seventy five thousand dollars ($75,000) (the “Second Installment”). The First Installment shall be payable as provided in Paragraph 6, and the Second Installment shall be evidenced by a promissory note from Keryx payable to Procept, in the form attached hereto as Exhibit A, which bears no interest until after the maturity date and shall be due and payable on December 31, 2005.

6.                                       Within ten (10) business days following execution of this Agreement by all Parties, Keryx shall make payment of the First Installment as follows: (i) Keryx shall pay PHS on behalf of Procept the sum of seventeen thousand five hundred dollars ($17,500) in full satisfaction of the terms and conditions of Section 14.07 of the Revised License Agreement, and (ii) Keryx shall pay Procept an amount equal to sixty six thousand two hundred and fifty dollars ($66,250), which represents the First Installment less the amount paid by Keryx to PHS on behalf of Procept pursuant to this Paragraph 6(i).

7.                                       This Agreement embodies the entire understanding of the parties as to its subject matter hereof.

8.                                       This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of law rules.

9.                                       This Agreement has been prepared jointly and shall not be strictly construed against any Party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SIGNATURES BEGIN ON NEXT PAGE

PROCEPT-KERYX ASSIGNMENT AGREEMENT

SIGNATURE PAGE

For Keryx Biopharmaceuticals, Inc.

/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Chairman & CEO
Date:	March 15, 2005

For Procept, Inc.

By:	/s/ Salvatore A. Bucci
Name: Salvatore A. Bucci
Title: President & CEO
Date:	March 10, 2005

ACKNOWLEDGEMENT AND ACCEPTANCE

By PHS:

/s/ Steven M Ferguson	Date:	March 17, 2005
Steven M. Ferguson

Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Official and Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

By PSRF:

/s/ David E. Branigan	Date:	March 23, 2005
David E. Branigan

Treasurer, The Penn State Research Foundation

Official and Mailing Address for Notices:

Ronald J. Huss
The Pennsylvania State University
Intellectual Property Office
113 Technology Center
University Park, PA 16802 U.S.A.

By the University of Chicago

/s/ Alan E. P. Thomas	Date:	March 25, 2005
Alan E. P. Thomas

Director, Office of Technology & Intellectual Property
University of Chicago

Official and Mailing Address for Notices:
University of Chicago
5555 South Woodlawn Avenue, Suite 300
Chicago, IL 60637 U.S.A

Exhibit A

Promissory Note

PROMISSORY NOTE

March 9, 2005

FOR VALUE RECEIVED, KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation having its principal executive offices at 750 Lexington Avenue, 26th Floor, New York NY 10022 (“Borrower”), promises to pay to the order of PROCEPT, INC., a Delaware corporation having its principal executive offices at 10 East 53rd Street, 33rd Floor, New York, NY 10022 (“Holder”), or assigns, the principal sum of the aggregate unpaid principal amount of SEVENTY FIVE THOUSAND DOLLARS ($75,000), plus interest thereon, if any, at the rate set forth below, on December 31, 2005, or such earlier time as specified below.

1.                                       Terms of Payment.

1.1.                              Interest.  The outstanding principal amount of this Note shall accrue interest from and after the earliest date such loan is due to be repaid in accordance with the terms of this Note at a rate equal to ten percent (10%) per annum (based on a three hundred and sixty five (365) day year).

1.2.                              Principal and Interest Repayment.  The principal amount of this Note and accrued interest thereon, if any, shall be due and payable upon the earlier of (i) December 31, 2005 and (ii) the occurrence of an Event of Default (as defined herein).

1.3.                              Form of Payment.  Both the principal amount of this Note, and all interest accrued thereon, shall be paid in such currency of the United States of America as shall be legal tender at the time of payment, and all payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by certified check to Holder at its address set forth above, or in immediately available funds by wire transfer to Holder’s account at such bank as Holder shall have previously designated to Borrower.  When any date on which principal and interest are due and payable falls on a Saturday, Sunday or legal holiday, then such payment shall be due and payable on the first business day immediately following such date and interest shall be payable at the rate set forth herein for the period of such extension.

1.4.                              Optional Prepayment.  This Note may be prepaid by Borrower, in whole or in part, at any time or from time to time, without premium or penalty.  All prepayments made on this Note shall be applied first to the payment of all unpaid interest accrued on this Note, and then to the outstanding and unpaid principal amount of this Note as of the date of the payment.

2.                                       Events of Default.

2.1.                              Definition of Event of Default.  Any one or more of the following events shall constitute an “Event of Default”:

2.1.1.                     Borrower fails to make any payment of principal or interest on this Note on or before the date such payment is due and such failure continues for a period of ten (10) business days after the payment due date;

2.1.2.                     Borrower makes an assignment for the benefit of creditors; files a petition in bankruptcy; is adjudicated insolvent or bankrupt; petitions or applies to any tribunal for the appointment of any receiver or trustee; or commences any proceeding under law or statutes of any jurisdiction, whether now or hereafter in effect, relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation, or there is commenced against Borrower any such proceeding which shall not be dismissed within a period of sixty (60) days, or Borrower indicates its written consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or

2.1.3.                     Borrower shall default in the performance of any of its covenants or agreements contained in this Note, and, in the case of any such default which is capable of being cured, continues uncured for ten (10) business days following the date notice of such default is given to Borrower.

2.2.                              Rights upon Event of Default.  Upon the occurrence of any Event of Default, the entire principal amount of this Note then outstanding, together with accrued and unpaid interest thereon, immediately shall be due and payable without presentment, demand, protest or notice or other formality of any kind.  Holder also may exercise from time to time any rights and remedies available to it by law and under any agreement or other instrument relating to the amounts owed under this Note.

2.3.                              Collection Costs; Attorney’s Fees.  Borrower shall promptly pay all of the reasonable costs and expenses of Holder incurred in the collection of this Note, including reasonable attorney’s fees and expenses, whether or not a suit to enforce such rights is actually instituted.  All of such unpaid costs and expenses shall be added to the principal amount of this Note.

3.                                       Miscellaneous.

3.1.                              Unconditional Obligation; Waivers.  The obligations of Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.  Borrower hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any

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amount called for under this Note, and shall be directly and primarily liable for the payment of all amounts owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.  No waiver of any provision of this Note made by agreement of Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note.  No failure to exercise and no delay in exercising, on the part of Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

3.2.                              Notices and Addresses.  Any notice, demand, request, waiver, or other communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile by 5 p.m., EST (if after such time it shall be deemed given on the business day thereafter); on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third (3rd) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Holder:

Procept, Inc.
10 East 53rd Street
33rd Floor
New York, New York 10017
Attention: Salvatore A. Bucci, President and Chief Executive Officer
Fax: (212) 755-5463

To Borrower:

Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
26th Floor
New York, NY 10022
Attention: Michael Weiss, Chairman and Chief Execuive Officer
Fax: (212) 531-5961

3.3.                              Lost, Stolen or Mutilated Note.  Upon receipt by Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of unsecured indemnity satisfactory to it, and upon reimbursement to Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, Borrower will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

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3.4.                              Severability; Binding Effect.  Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction.  This Note shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Neither this Note nor any rights or obligations hereunder may be assigned by Borrower without Holder’s prior written consent.

3.5.                              Governing Law; Forum.  This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.  Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Note (and agrees not to commence any action, suit or proceedings relating hereto except in such courts).  Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

3.6.                              Amendments.  This Note cannot be changed orally or terminated orally.  Any amendment of, or supplement to or other modification of this Note must be in a written instrument executed by both parties hereto.

3.7.                              Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.

KERYX BIOPHARMACEUTICALS, INC

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Chairman and Chief Executive Officer

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